Exhibit 10.1

EMMAUS LIFE SCIENCES, INC.

Promissory Note

Principal Amount: Loan Date:

Currency:U.S. dollarsTerm:

Interest Rate:Loan Due Date:

Interest Payment Period: Interest is payable upon Loan Due Date

Lender:

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 21250 Hawthorne Blvd., Suite 800 Torrance, CA 90503 (“Borrower”) agrees to pay to Lender or her registered assigns the Principal Amount in the stated Currency, together with any accrued interest at the stated Interest Rate, under the following terms and conditions of this Promissory Note (“Note”).

1. Terms of Repayment (Balloon Payment): The entire unpaid Principal Amount and any accrued interest shall become immediately due and payable upon the stated Loan Due Date. Simple interest at the stated Interest Rate will accrue on the outstanding Principal Amount commencing on the Loan Date of this Note and the Borrower shall make payments of interest only as per the stated Interest Payment Period.

2. Prepayment: This Note may be prepaid in whole or in part at any time after the Loan Date without premium or penalty. All prepayments shall first be applied to accrued interest, and then to principal.

3. Place of Payment: All payments due under this Note shall be sent to the Lender’s address, as noted in Attachment 1 hereto, or at such other place as the Lender or subsequently assigned holder of this Note may designate in writing in the future.

4. Default: In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney’s fees as permitted by law for the collection of this Note upon default.

5. Acceleration of Debt: If the Borrower (i) fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, (ii) suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official or such appointment is not discharged or stayed within 30 days, (iv) makes a general assignment for the benefit of its creditors or (v) admits in writing that it is generally unable to pay its debts as they become due, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

6. Modification: No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7. Complete Note: This Note is the complete and exclusive statement of agreement of the parties with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on the parties.

8. Transfer of the Note: This Note may be transferred, in whole or in part, at any time or from time to time, by the Lender. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note registered as the Lender may request, representing the outstanding Principal Amount being transferred by the Lender and, if less then the entire outstanding Principal Amount is being transferred, a new Note to the Lender representing the outstanding Principal Amount not being transferred.

9. Lost, Stolen or Mutilated Note:  Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding Principal Amount and accrued and unpaid interest thereon.

10. Severability of Provisions: If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

11. Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A., without regard to conflict of law principles.

Signed Under Penalty of Perjury, this __ day of _, __

Emmaus Life Sciences, Inc.

By:  _______________________________________

By: _______________________________________

Investor

ATTACHMENT 1

Lender’s Name:

Lender’s Address:

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

NOTEHOLDERS

Lender	Annual Interest Rate	Date of loan	Term of Loan	Loan Due Date	Principal Loan Amount	Interest Payment Period
Soomi Niihara	12.0%	09/01/2020	Due on demand	Due on demand	$395,000	Paid upon loan due date
Hope International Hospice, Inc.	12.0%	09/01/2020	Due on demand	Due on demand	$189,000	Paid upon loan due date
Hope International Homecare, Inc.	12.0%	9/01/2020	Due on demand	Due on demand	$98,000	Paid upon loan due date
Willis C. Lee..............	12.0%	09/01/2020	Due on demand	Due on demand	$100,000	Paid upon loan due date